CONFORMED COPY
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2006
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
November 7, 2006
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     Cambrex Corporation is reporting under Item 1.01 that on November 2, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Cambrex Corporation (the “Company”) approved the lifting of all sales restrictions on all vested stock options that are held by current employees and all executive officers granted under The 1996 Performance Stock Option Plan, The 1998 Stock Option Plan, The 2000 Non-Executive Stock Option Plan, The 2001 Performance Stock Option Plan, The 2003 Performance Stock Option Plan and The 2004 Omnibus Incentive Plan. Options to purchase approximately 1,077,578 shares of the Company’s common stock (of which approximately 350,235 are options held by executive officers) are subject to the lifting of these sales restrictions, which is effective November 2, 2006. A portion of such options were the subject of the Board’s approval on June 1, 2005 (see below) to accelerate certain unvested options.
     As previously disclosed (see Cambrex Corporation Current Report on Form 8-K dated June 7, 2005) on June 1, 2005 the Board had approved the acceleration of the vesting of unvested stock options that were held by current employees and all executive officers having an exercise price of $18.675 or greater granted under The 1996 Performance Stock Option Plan, The 1998 Stock Option Plan, The 2000 Non-Executive Stock Option Plan, The 2001 Performance Stock Option Plan, The 2003 Performance Stock Option Plan and The 2004 Omnibus Incentive Plan. At that time the Committee also imposed a holding period that would require all employees and executive officers to refrain from selling shares acquired upon the exercise of the options subject to acceleration until the date on which the exercise would have been permitted under the option’s original vesting terms or, if earlier, the expiration date due to retirement. Since June 1, 2005, some of the sales restrictions have lapsed and pursuant to the Compensation Committee’s November 2, 2006 approval to lift the sales restriction, the holding periods on the remaining options subject to the Board’s June 1, 2006 approval have no further force and effect.
     The form of notice to executive officers regarding the lifting of the sales restriction is attached hereto as Exhibit 99.1.
Section 8 — Other Events
Item 8.01 Other Events
     On November 2, 2006, Mr. James A. Mack exercised 100,000 of his 150,000 Stock Appreciation Rights (SARs), which are due to expire on December 31, 2006, at an exercise price of $22.66. The award of, and vesting of Mr. Mack’s SARs has been disclosed in prior filings.

Pursuant to such exercise, Mr. Mack received cash compensation in the amount of $336,000, less any applicable withholding.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

(99.1)	Form of Notice to Executive Officers
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date:	November 7, 2006	By:	/s/ Peter E. Thauer
		Name:	Peter E. Thauer
		Title:	Senior Vice President, General Counsel and Corporate Secretary